Exhibit 99.1

Endurance International Group Reports 2014 Second Quarter Results

BURLINGTON, MA (August 7, 2014) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its second quarter ended June 30, 2014.

“We are very pleased to report second quarter performance in which revenue, adjusted EBITDA and unlevered free cash flow all exceeded our expectations,” commented Hari Ravichandran, chief executive officer and founder of Endurance International Group. “Our Q2 results were driven by strong subscriber growth and improving average revenue per subscriber. In total, we added over 93,000 net paying subscribers, bringing our total to over 3.7 million, and increased our average revenue per subscriber year over year by $1.32 to $14.33. As we enter the second half of the year, we believe we can continue to grow revenue while investing in marketing and improving the distribution of our products.”

Second Quarter Financial Highlights

(in millions)	Prior Q2 2014 Outlook*	Q2 2014 Actuals
Adjusted Revenue	$154 - $156	$159.0
Adjusted EBITDA	$54 - $56	$56.5
UFCF	$41 - $43	$43.6

*	prior outlook provided by company on May 6, 2014

•	GAAP revenue was $152.0 million, an increase of 19 percent compared to $128.2 million in the second quarter of 2013.

•	Net loss attributable to Endurance International Group Holdings, Inc. was $13.4 million, or $(0.11) per diluted share, compared to a net loss of $43.0 million, or $(0.44) per diluted share, for the second quarter of 2013.

•	Adjusted revenue was $159.0 million, an increase of 22 percent compared to $130.4 million in the second quarter of 2013.

•	Adjusted revenue, excluding the impact of Directi, which contributed $12.9 million to adjusted revenue for the quarter, was $146.2 million, an increase of 12 percent over the second quarter of 2013.

•	Adjusted EBITDA was $56.5 million, an increase of 5 percent compared to $53.7 million in the second quarter of 2013.

•	Unlevered free cash flow (UFCF) was $43.6 million, an increase of 7 percent compared to $40.8 million in the same period a year ago.

•	Free cash flow (FCF) was $29.5 million, an increase of 50 percent compared to $19.7 million in the second quarter of 2013.

Second Quarter Operating Highlights

•	Total net paying subscriber additions were approximately 93,000, an increase of 69 percent compared to 55,000 in the same period a year ago. Excluding the impact of Directi, total net paying subscribers added in the quarter were approximately 92,000.

•	Total paying subscribers were approximately 3.747 million, an increase of 11 percent compared to approximately 3.370 million for the same period a year ago.

•	Average revenue per subscriber (ARPS) was $14.33, an increase of 10 percent compared to $13.01 for the same period a year ago. Excluding the impact of Directi, ARPS was $13.35, an increase of 3 percent compared to $13.01 in the same period a year ago.

Guidance

Full year 2014 ending December 31, 2014:

Full Year 2014 (in millions)	Prior Guidance (at May 6, 2014)	New Guidance (at August 7, 2014)
Adjusted revenue	$637 - $642	$639 - $643
Year over year growth	21% - 22%	21% - 22%
Adjusted EBITDA	$230 - $235	$230 - $235
Year over year growth	11% - 13%	11% - 13%
UFCF	$180 - $190	$180 - $190
Year over year growth	8% to 14%	8% to 14%

Third quarter ending September 30, 2014:

Q3 2014 (in millions)	Prior Guidance	New guidance (at August 7, 2014)
Adjusted revenue	—	$161 - $164
Year over year growth		20% to 22%
Adjusted EBITDA	—	$55 - $57
Year over year growth		10% to 14%
UFCF	—	$42 - $44
Year over year growth		(2%) to 2%

Adjusted revenue, adjusted EBITDA, UFCF, FCF and ARPS are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also provided below under the heading “Use of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Endurance International Group’s second quarter 2014 teleconference and webcast is scheduled to begin at 8:00 a.m. ET on Thursday, August 7, 2014. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the Company’s website at http://ir.endurance.com/.

Use of Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use certain “non-GAAP financial measures” described below to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor the non-GAAP financial measures described below, and we believe they are helpful to investors, because we believe they reflect the operating performance of our business and help management and investors gauge our ability to generate cash flow, excluding some recurring and non-recurring expenses that are included in the most directly comparable measures calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to adjustments for integration and restructuring expenses. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Furthermore, interest expense, which is excluded from some of our non-GAAP measures, has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted revenue, adjusted EBITDA or UFCF guidance to the most comparable GAAP metrics because we do not provide guidance for the reconciling items between these non-GAAP metrics and the most comparable GAAP metrics, as certain of these items are out of our control and/or cannot be reasonably predicted.

Adjusted Net Income

Adjusted net income is a non-GAAP financial measure that we calculate as net income (loss) plus (i) changes in deferred revenue inclusive of purchase accounting adjustments related to acquisitions, amortization, stock-based compensation expense, loss of unconsolidated entities, net loss on sale of property and equipment, expenses related to integration of acquisitions and restructurings, any dividend-related payments accounted for as compensation expense, transaction expenses and charges including costs associated with certain litigation matters, and preparation for our initial public offering, less (ii) earnings of unconsolidated entities and net gain on sale of property and equipment and (iii) the estimated tax effects of the foregoing adjustments. Due to our history of acquisitions and financings, we have incurred accounting charges and expenses that obscure the operating performance of our business. We believe that adjusting for these items and the use of adjusted net income is useful to investors in evaluating the performance of our company.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as adjusted net income plus interest expense, depreciation, and income tax expense (benefit). We manage our business based on the cash collected from our subscribers and the cash required to acquire and service those subscribers. We believe highlighting cash collected and cash spent in a given period provides insight to an investor to gauge the overall health of our business. Under GAAP, although subscription fees are paid in advance, we recognize the associated revenue over the subscription term, which does not fully reflect short-term trends in our operating results.

Unlevered Free Cash Flow

Unlevered free cash flow, or UFCF, is a non-GAAP financial measure that we calculate as adjusted EBITDA plus change in operating assets and liabilities (other than deferred revenue) net of acquisitions, less capital expenditures and income taxes excluding deferred tax. We believe the most useful indicator of our operating performance is the cash generating potential of our company prior to any accounting charges related to our acquisitions. We also invest in marketing, our largest operating expense, which may increase or decrease in a given period, depending on the cost of attracting new subscribers to our solutions. We also believe that because our business has meaningful data center and related infrastructure requirements, the level of capital expenditures required to run our business is an important factor for investors. We believe UFCF is a useful measure that captures the effects of these issues.

Free Cash Flow

Free cash flow, or FCF, is a non-GAAP financial measure that we calculate as UFCF less interest expense. We believe that this presentation of FCF provides investors with an additional indicator of our ability to generate positive cash flows after meeting our obligations with regard to payment of interest on our outstanding indebtedness.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure that we calculate as GAAP revenue adjusted to exclude the impact of any fair value adjustments to deferred revenue resulting from acquisitions and to include the revenue generated from subscribers we added through business acquisitions. Historically, we adjusted the amount of revenue to include the revenue generated from subscribers we added through business acquisitions as if those acquired subscribers had been our subscribers since the beginning of the period presented. Since the first quarter of 2014, we have adjusted the amount of revenue to include the revenue generated from subscribers we add through business acquisitions from the date of the relevant acquisition. We believe that excluding fair value adjustments to deferred revenue is useful to investors because it shows our revenue prior to purchase accounting charges related to our acquisitions, and that including revenue from acquired subscribers in this manner provides a helpful comparison of the revenues generated from our subscribers from period to period.

Total Subscribers

We define total subscribers as those that, as of the end of a period, are subscribing directly to our web presence solutions on a paid basis. Historically, in calculating total subscribers, we include the number of end-

of-period subscribers we added through business acquisitions as if those subscribers had subscribed with us since the beginning of the period presented. Since the first quarter of 2014, we have included subscribers we added through business acquisitions from the date of the relevant acquisition. We believe including acquired subscribers in this manner provides a useful measure of the number of subscribers we added during a period. We do not include in total subscribers accounts that access our solutions via resellers or purchase only domain names from us. Subscribers of more than one brand are counted as separate subscribers. We believe total subscribers is an indicator of the scale of our platform and our ability to expand our subscriber base, and is a critical factor in our ability to monetize the opportunity we have identified in serving the SMB market.

Average Revenue per Subscriber

Average revenue per subscriber, or ARPS, is a non-GAAP financial measure that we calculate as the amount of adjusted revenue we recognize in a period divided by the average of the number of total subscribers at the beginning of the period and at the end of the period. We believe ARPS is an indicator of our ability to optimize our mix of products and services and pricing, and sell products and services to new and existing subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for fiscal year 2014, including the third quarter of fiscal year 2014, and our beliefs and expectations regarding our future financial and operational performance. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “confident,” “positions,” and variations of such words or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2013 filed with the Securities and Exchange Commission (SEC) on February 28, 2014 and other reports we file with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group is a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online. Endurance serves over 3.7 million subscribers through a family of brands that includes Bluehost, HostGator, Domain.com, FatCow, iPage, BigRock and MOJO Marketplace. Endurance is headquartered in Burlington, Massachusetts, has a presence in Asia and the Americas, and employs over 2,500 people. Endurance provides a comprehensive suite of over 150 products and services that includes web presence and mobile sites, email and eCommerce solutions, as well as more advanced offerings, such as SEO services, scalable computing, security, storage and backup, online marketing and productivity solutions. For more information, visit www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Alan Wallace

Endurance International Group

(781) 852-3382

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2013	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$66,815	$23,947
Restricted cash	1,983	1,799
Accounts receivable	7,160	10,052
Deferred tax asset—short term	12,981	14,905
Prepaid expenses and other current assets	29,862	52,357

Total current assets	118,801	103,060
Property and equipment—net	49,715	62,079
Goodwill	984,207	1,079,750
Other intangible assets—net	406,140	397,279
Deferred financing costs	430	404
Investments	6,535	21,645
Other assets	15,110	10,301

Total assets	$1,580,938	$1,674,518

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$7,950	$10,495
Accrued expenses	35,433	37,993
Deferred revenue	194,196	239,546
Current portion of notes payable	10,500	43,500
Current portion of capital lease obligations	—	3,700
Deferred consideration—short term	24,437	13,815
Other current liabilities	6,796	9,971

Total current liabilities	279,312	359,020
Long-term deferred revenue	55,298	65,629
Notes payable—long term	1,036,875	1,031,625
Capital lease obligations	—	6,223
Deferred tax liability—long term	26,171	33,307
Deferred consideration	4,207	3,845
Other liabilities	3,041	2,980

Total liabilities	$1,404,904	$1,502,629

Redeemable non-controlling interest	20,772	21,893
Commitments and contingencies
Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 124,788,853 and 127,402,909 shares issued at December 31, 2013 and June 30, 2014, respectively; 124,766,544 and 127,365,030 outstanding at December 31, 2013 and June 30, 2014, respectively	13	14
Additional paid-in capital	754,061	781,479
Accumulated other comprehensive loss	(55)	(7)
Accumulated deficit	(598,757)	(631,490)

Total stockholders’ equity	155,262	149,996

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,580,938	$1,674,518

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenue	$128,222	$151,992	$250,963	$297,742
Cost of revenue	87,972	92,611	175,180	181,802

Gross profit	40,250	59,381	75,783	115,940

Operating expense:
Sales and marketing	29,768	38,225	58,299	79,849
Engineering and development	6,095	5,365	12,235	10,318
General and administrative	15,267	16,876	28,363	32,357

Total operating expense	51,130	60,466	98,897	122,524

Loss from operations	(10,880)	(1,085)	(23,114)	(6,584)

Other expense:
Interest income	18	89	30	172
Interest expense	(21,835)	(14,177)	(43,539)	(27,812)

Total other expense—net	(21,817)	(14,088)	(43,509)	(27,640)

Loss before income taxes and equity earnings of unconsolidated entities	(32,697)	(15,173)	(66,623)	(34,224)
Income tax expense (benefit)	10,390	1,048	(1,671)	4,487

Loss before equity earnings of unconsolidated entities	(43,087)	(16,221)	(64,952)	(38,711)
Equity income of unconsolidated entities, net of tax	(129)	(89)	(266)	(110)

Net loss	$(42,958)	$(16,132)	$(64,686)	$(38,601)

Net loss attributable to non-controlling interest	—	(2,684)	—	(5,868)

Net loss attributable to Endurance International Group Holdings, Inc.	$(42,958)	$(13,448)	$(64,686)	$(32,733)

Comprehensive loss:
Foreign currency translation adjustments	—	26	—	48

Total comprehensive loss	$(42,958)	$(13,422)	$(64,686)	$(32,685)

Net loss per share attributable to Endurance International Group Holdings, Inc.—basic and diluted	$(0.44)	$(0.11)	$(0.66)	$(0.26)

Weighted-average number of common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.—basic and diluted	97,933,795	127,225,196	97,550,649	126,844,111

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Cash flows from operating activities:
Net loss	$(42,958)	$(16,132)	$(64,686)	$(38,601)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	4,342	7,502	8,267	14,548
Amortization of other intangible assets	26,244	25,462	52,314	49,541
Amortization of deferred financing costs	53	19	106	38
Amortization of net present value of deferred consideration	589	—	1,168	5
Stock-based compensation	186	3,629	739	7,173
Deferred tax expense (benefit)	9,778	963	(2,750)	1,940
(Gain) loss on sale of property and equipment	345	68	332	74
Income of unconsolidated entities	(129)	(89)	(266)	(110)
Gain from change in deferred consideration	—	34	—	22
Changes in operating assets and liabilities:
Accounts receivable	(503)	198	(1,902)	(491)
Prepaid expenses and other current assets	(3,414)	(9,332)	(7,037)	(17,463)
Accounts payable and accrued expenses	(1,922)	(2,443)	2,087	(204)
Deferred revenue	13,926	18,523	33,651	49,917

Net cash provided by operating activities	6,537	28,402	22,023	66,389

Cash flows from investing activities:
Business acquired in purchase transaction, net of cash acquired	112	(7,130)	(2,434)	(25,158)
Proceeds from sale of assets	23	—	23	—
Cash paid for minority investment	(8,760)	(15,000)	(8,760)	(15,000)
Purchases of property and equipment	(6,442)	(6,698)	(17,947)	(12,901)
Proceeds from sale of property and equipment	(47)	4	13	84
Purchases of intangible assets	—	—	—	(100)
Net (deposits) and withdrawals of principal balances in restricted cash accounts	(21)	513	293	184

Net cash used in investing activities	(15,135)	(28,311)	(28,812)	(52,891)

Cash flows from financing activities:
Proceeds from borrowing of revolver	25,000	55,000	34,000	55,000
Repayment of term loan	(2,000)	(2,625)	(4,000)	(5,250)
Repayment of revolver	(13,000)	(22,000)	(26,000)	(22,000)
Payment of financing costs	—	—	—	(12)
Payment of deferred consideration	(2,191)	(56,987)	(3,336)	(81,503)
Principal payments on capital lease obligations	—	(897)	—	(1,782)
Issuance costs of common stock	—	(153)	—	(731)

Net cash provided by (used in) financing activities	7,809	(27,662)	664	(56,278)

Net effect of exchange rate on cash and cash equivalents	(136)	(266)	(136)	(88)

Net decrease in cash and cash equivalents	(925)	(27,837)	(6,261)	(42,868)
Cash and cash equivalents:
Beginning of period	23,245	51,784	23,245	66,815

End of period	$22,320	$23,947	$16,984	$23,947

Supplemental cash flow information:
Interest paid	$25,301	$14,174	$47,272	$28,269
Income taxes paid	$837	$704	$1,090	$951
Supplemental disclosure of non-cash financing activities:
Shares issued in connection with the acquisition of Directi	$—	$1,759	$—	$27,235
Assets acquired under capital lease	$—	$—	$—	$11,704

The following table reflects the reconciliation of adjusted net income, adjusted EBITDA, UFCF and FCF to net loss calculated in accordance with GAAP (unaudited; all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Net loss	$(42,958)	$(16,132)	$(64,686)	$(38,601)
Stock-based compensation	186	3,629	739	7,173
(Gain) loss on sale of property and equipment	345	68	332	74
(Gain) loss of unconsolidated entities	(129)	(89)	(266)	(110)
Amortization of intangible assets	26,244	25,462	52,314	49,541
Amortization of deferred financing costs	53	19	106	38
Changes in deferred revenue (inclusive of impact of purchase accounting)	13,926	12,188	33,651	37,580
Transaction expenses and charges	4,517	757	8,358	2,120
Integration and restructuring expenses	15,021	7,975	31,280	11,171
Tax-affected impact of adjustments	(1,763)	(2,433)	(3,718)	(4,632)

Adjusted Net Income	$15,442	$31,444	$58,110	$64,354

Depreciation	4,342	7,502	8,267	14,548
Income tax expense (benefit)	12,153	3,481	2,047	9,119
Interest expense, net (net of impact of amortization of deferred financing costs)	21,764	14,069	43,403	27,602

Adjusted EBITDA	$53,701	$56,496	$111,827	$115,623

Change in operating assets and liabilities, net of acquisitions	(5,839)	(5,242)	(6,852)	(5,821)
Capital expenditures (1)	(6,442)	(7,595)	(17,947)	(14,683)
Income tax (excluding deferred tax)	(612)	(85)	(1,079)	(2,547)

Unlevered free cash flow	$40,808	$43,574	$85,949	$92,572

Net cash interest paid (net of change in accrued loan interest)	(21,135)	(14,069)	(42,157)	(27,596)

Free cash flow	$19,673	$29,505	$43,792	$64,976

(1)	Capital expenditures during the three and six months ended June 30, 2014 includes $0.9 million and $1.8 million, respectively, of payments under a three year capital lease for software of $11.7 million beginning in January 2014. The remaining balance on the capital lease is $9.9 million as of June 30, 2014.

The following table reflects the reconciliation of GAAP operating cash flow to FCF (unaudited; all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Operating cash flow	$6,537	$28,402	$22,023	$66,389
Less:
Capital expenditures and capital lease obligations	(6,442)	(7,595)	(17,947)	(14,683)
Plus:
Costs excluded in free cash flow net of costs also excluded in operating cash flow:
Transaction expenses and charges	4,557	723	8,436	2,099
Integration and restructuring expenses	15,021	7,975	31,280	11,171

Free cash flow	$19,673	$29,505	$43,792	$64,976

The following table reflects the reconciliation of ARPS and adjusted revenue to revenue calculated in accordance with GAAP (unaudited; all data in thousands, except ARPS data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenue	$128,222	$151,992	$250,963	$297,742
Purchase accounting adjustment	2,198	7, 046	5,475	14,067
Pre-acquisition revenue from acquired properties	—	—	512	—

Adjusted revenue	$130,420	$159,038	$256,950	$311,809

Total subscribers	3,370	3,747	3,370	3,747
ARPS	$13.01	$14.33	$12.96	$14.26
Adjusted revenue attributable to Directi	—	12,850	—	22,310
Adjusted revenue excluding Directi	$130,420	$146,188	$256,950	$289,499
Total subscribers excluding Directi	3,370	3,695	3,370	3,695
ARPS excluding Directi	$13.01	$13.35	$12.96	$13.41